Exhibit 99.1

Yongye International, Inc. Updates on Status of Amended Going Private Transaction

Beijing, June 30, 2014 -- Yongye International, Inc. (NASDAQ: YONG) ("Yongye" or the "Company"), a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China, today announced that the parties are still working on the logistics to complete the amended going private transaction.

At the special meeting of stockholders of the Company (the “Special Meeting”) held on June 6, 2014, the Company’s stockholders voted in favor of the proposal to approve the agreement and plan of merger, dated as of September 23, 2013, as amended on April 9, 2014 (as so amended, the “Amended Merger Agreement”), among the Company, Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited (“Parent”), a Cayman Islands exempted company with limited liability wholly-owned by Holdco, and Yongye International Merger Sub Limited, a Nevada corporation wholly-owned by Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

In connection with the Merger, MSPEA Agriculture Holding Limited (“MSPEA”), Lead Rich International Limited (“Lead Rich”) and The Hongkong and Shanghai Banking Corporation Limited (the “Escrow Agent”) have entered into an amendment to the escrow agreement (“Escrow Agreement”), dated September 23, 2013, among MSPEA, Lead Rich and the Escrow Agent, to extend the term of the Escrow Agreement to June 27, 2014, which may be further extended to July 4, 2014 upon receipt by the Escrow Agent prior to June 27, 2014 of written notice with respect to such extension jointly executed by MSPEA and Lead Rich. On June 27, 2014, MSPEA and Lead Rich notified the Escrow Agent to extend the term of the Escrow Agreement to July 4, 2014.

The parties to the Amended Merger Agreement are currently still working on the logistics to complete the Merger and expect to be able to complete the Merger by July 4, 2014, subject to the satisfaction or waiver of the conditions set forth in the Amended Merger Agreement.

While the parties are working collectively to complete the Merger as soon as possible, there is no assurance that the Merger will be completed on the above timeline or at all. However, if completed, the Merger would result in the Company becoming a privately held company and its common stock would no longer be listed on the NASDAQ Global Select Market.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye's principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2013. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Rain Xia

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

Ms. May Shen (China Contact)
Phone: +86-10-8591-1951
E-mail: may.shen@fticonsulting.com